UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): January 16, 2026

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)
001-41342	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FRMEP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

On January 15, 2026, First Merchants Corporation (the “Company”) received the non-objection of the Federal Reserve Bank of Chicago in connection with the Company’s request for a waiver of application related to its pending merger with First Savings Financial Group, Inc. (“First Savings”). As previously reported, the Company and First Savings entered into an Agreement and Plan of Merger on September 24, 2025 (the “Merger Agreement”), pursuant to which First Savings agreed to merge with and into the Company (the “Merger”).

The Company has previously received (i) the approval of the Federal Deposit Insurance Corporation, and (ii) the approval of the Indiana Department of Financial Institutions in connection with the Merger. As a result, all regulatory approvals relating to the Merger have been received.

The Board of Directors of First Savings approved the Merger at a special meeting held on September 24, 2025 and its shareholders approved the Merger at a special meeting held on December 19, 2025. The Board of Directors of the Company approved the Merger on September 22, 2025. With these approvals, the Company and First Savings anticipate that the Merger will become effective as of February 1, 2026, subject to satisfaction of certain customary closing conditions contained in the Merger Agreement.

Cautionary Note Regarding Forward-Looking Statements

This filing and the exhibits hereto contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the proposed Merger, as well as other statements of expectations regarding the Merger, and other statements of Company’s goals, intentions and expectations.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the failure of either the Company or First Savings to satisfy any of the other closing conditions to the transaction on a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; possible changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like the Company’s subsidiary bank; and other risks and factors expressly identified in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing. In addition, the Company’s and First Savings’ past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

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Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Michele M. Kawiecki Michele M. Kawiecki Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: January 16, 2026